Exhibit 99.1

3555 Timmons Lane Suite 1550 Houston, TX 77027 Phone: (713) 528-1881 Fax: (713) 337-1510

Lucas Energy Completes its Final Settlement Eliminating
$1.3 Million in Related Obligations

For Immediate Release

HOUSTON, TEXAS - (GLOBENEWSWIRE) – April 9, 2013 – Lucas Energy, Inc. (NYSE MKT:LEI) (“Lucas Energy” or the “Company”), an independent oil and gas company with main operations in Texas, today announced that it has completed the previously announced Settlement Agreement with Seidler Oil & Gas, L.P.  Effective April 8, 2013, the Company received all of the required private investor releases; paid Seidler related legal fees; and returned approximately $1.3 million in prior investments to its investors.

As a result of the above, the Seidler litigation matter is completely settled, Seidler released the Company, its current and past officers, directors and agents from associated claims and Seidler has agreed to dismiss the previously filed lawsuit with prejudice.  In addition, the private investors also agreed to release the Company, Seidler, and their respective past and present affiliates from any and all claims.

The Company, having now achieved the first of its primary goals - to favorably resolve all legacy legal matters - can turn its full attention to increasing the efficiency of its field operations; work to move the business to a cash-flow positive position; develop additional low-risk opportunities to increase production; and finally solidify its capital position and long term development strategy.

About Lucas Energy, Inc.

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company that seeks to create value through the opportunistic acquisition, development and management of underdeveloped oil and gas properties. Lucas’s current oil and gas interests are principally in the Austin Chalk, Eagle Ford shale, Eaglebine and Buda & Glenrose formations in Texas.

For more information on this and other activities of the Company, please visit the Lucas Energy web site at www.lucasenergy.com.

Company Website:
www.lucasenergy.com

Contact:
William J. Dale, CFO
(713) 528-1881

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Act") and Section 21E of the Securities Act of 1934, as amended (the "Exchange Act"). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company's SEC filings including its Form 10-K and Form 10-Q's. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.